EXHIBIT 4.2




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the reference to our firm as experts under the caption "Experts-Independent Registered Public Accounting Firm" and to the use of our report dated September 27, 2005, in Amendment No. 2 to the Registration Statement (File No. 333-120769) and related prospectus of Advisor's Disciplined Trust 22.


                                /s/ GRANT THORNTON LLP
                                GRANT THORNTON LLP

Chicago, Illinois
September 27, 2005